Exhibit 15.1
August 10, 2005
Comstock Resources, Inc.
5300 Town & Country Boulevard
Suite 500
Frisco, Texas 75034
Shareholders and Board of Directors
Comstock Resources, Inc.
We are aware of the incorporation by reference in the Registration Statements (Nos. 33-20981, 33-88962, and 333-112100) of Comstock Resources, Inc. of our report dated August 10, 2005 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2005.

/s/ Ernst & Young LLP
Dallas, Texas